Exhibit 10.1

Execution Version

PROSPECT CAPITAL CORPORATION

STOCK PURCHASE AGREEMENT

Dated as of September 21, 2009

To Each of the Purchasers Listed in the signature page:

Ladies and Gentlemen:

           The undersigned, Prospect Capital Corporation, a Maryland corporation (the "Corporation"), hereby agrees with you as follows:

           1.           AUTHORIZATION; SALE AND PURCHASE OF SHARES

           1.1           Authorization of Shares. The Corporation has duly authorized the issuance and sale of up to an aggregate of 5,000,000 shares (the "Shares") of common stock, $0.001 par value of the Corporation (the "Common Stock").

           1.2           Sale and Purchase of the Shares. Subject to the terms and conditions herein provided, the Corporation hereby agrees to sell to the purchasers listed in the signature page attached hereto (each, a "Purchaser" and collectively, the "Purchasers"), and each Purchaser, severally and not jointly, agrees to purchase from the Corporation, at the Closing provided for in Section 2 hereof, up to that number of Shares specified directly opposite its name in the signature page. The per share purchase price for the Shares shall be the same for each Purchaser and shall be equal to the price per share as reflected on the signature page hereof. Each Purchaser's obligations hereunder are several and not joint obligations, and no Purchaser shall have any liability to any person or entity for the performance or nonperformance by any other Purchaser hereunder. Each Purchaser understands and acknowledges that it has made its own review of the investment merits and risks of the Shares.

           1.3           On the date hereof, the Corporation and each Purchaser are entering into that certain Registration Rights Agreement, between the Corporation and each Purchaser, substantially in the form of Exhibit A hereto (the "Registration Rights Agreement"), which provides the Purchasers with certain registration rights with respect to the Shares being purchased hereunder, together with this Agreement, and each of the other agreements entered into by the parties hereto (collectively, the "Transaction Documents") in connection with the transactions contemplated by this Agreement (collectively, the "Transactions").

           2.           THE CLOSING.

           2.1           Time and Place of the Closing. Subject to Section 3 hereof, payment of the purchase price as reflected on the signature page hereof (the "Purchase Price") for and delivery of the Shares shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036-6522, or at such other place or in such other manner as may be agreed upon by the Corporation and the Purchasers, at 10:30 a.m., New York time, on September 23, 2009, or at such other time or date as the Purchasers and the Corporation may mutually determine (such date and time of payment and delivery being herein called the "Closing Date").

           2.2           Delivery of and Payment for the Shares. Subject to Section 3 hereof, at the closing of the Transactions contemplated by this Agreement (the "Closing"), the Corporation shall instruct the Corporation's transfer agent to deliver to each Purchaser, at such address(es) as designated on its Signature Page, certificates evidencing the Shares to be purchased by it (as indicated opposite such Purchaser's name on the Signature Page hereto), dated the Closing Date and bearing appropriate legends as hereinafter provided for, or, in the alternative and at the election of the Purchaser, if permitted and bearing appropriate legends as hereinafter provided for, Shares (as indicated opposite such Purchaser's name on the Signature Page hereto) through delivery in electronic book-entry form through a direct registration system maintained for the Company by its transfer agent to the credit of an account in which the Purchaser is a beneficial owner, which account shall be designated in writing by the Purchaser to the Corporation not later than the trading day before such Closing Date, and, in either case, registered on the books and records of the Corporation in such Purchaser's name or its nominee, against payment in full on the Closing Date of the Purchase Price therefor by wire transfer of immediately available funds for credit to such account as the Corporation shall direct in writing prior to the Closing Date.

           3.           CONDITIONS TO CLOSING

           3.1           Conditions to the Purchasers' Obligations. The obligations of each Purchaser hereunder are subject to the accuracy, as of the date hereof and on the Closing Date, of the representations and warranties of the Corporation contained herein, except to the extent any such representation or warranty expressly specifies an earlier date, and to the performance by the Corporation of its obligations hereunder and to each of the following additional terms and conditions:

                      (a)           The representations and warranties of the Corporation herein shall be true and correct in all respects as of the date when made and as of the Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Corporation shall have performed, satisfied and complied in all respects with the covenants, agreements and conditions required hereby to be performed, satisfied or complied with by the Corporation at or prior to the Closing Date.  Each Purchaser shall have received a certificate, executed by the Chief Executive Officer of the Corporation, dated as of the Closing Date, to the foregoing effect.

                      (b)           Any authorizations, consents, commitments, agreements, orders or approvals of, or declarations or filings with, or expirations of waiting periods imposed by any federal, state or local court or governmental or regulatory agency or authority or applicable stock exchange or trading market (any such court, agency, authority, exchange or market, a "Governmental Authority") required for the consummation of the Transactions, as defined herein, shall have been obtained or filed or shall have occurred and any such orders shall have become final, non-appealable orders.

                      (c)           The Corporation shall have executed and delivered to such Purchaser each of the Transaction Documents.

                      (d)           Venable LLP, counsel to the Corporation, shall have furnished to the Purchasers its written opinion addressed to the Purchasers and dated the Closing Date that the Shares have been duly authorized and, when issued and delivered in accordance with this Agreement, will be validly issued, fully paid and non-assessable.

           3.2           Conditions to the Corporation's Obligations.  The obligations of the Corporation hereunder are subject to the accuracy, as of the date hereof and as of the Closing Date, of the representations and warranties of each Purchaser contained herein and to the performance by each Purchaser of its obligations hereunder and to each of the following additional terms and conditions:

                      (a)           The Purchasers shall have received any and all necessary approvals from all Governmental Authorities necessary for the purchase by the Purchasers of the Shares as the case may be, pursuant to this Agreement, and any and all applicable waiting periods upon which such approvals are conditioned shall have expired.

                      (b)           Such Purchaser shall have executed each of the Transaction Documents of which it is a party and delivered the same to the Corporation.

                      (c)           Such Purchaser and each other Purchaser shall have delivered to the Corporation the Purchase Price for the Shares being purchased by such Purchaser and each other Purchaser, severally and not jointly, at the Closing by wire transfer of immediately available funds pursuant to the wire instructions provided by the Corporation.

           4.           REPRESENTATIONS AND WARRANTIES

           4.1           Representations and Warranties of the Corporation. The Corporation represents and warrants to, and agrees with each Purchaser that as of the date hereof and as of the Closing Date:

                      (a)           The authorized capital stock of the Corporation consists of 100,000,000 shares of Common Stock of which 51,865,044 shares of Common Stock are outstanding as of the date of this Agreement.

                      (b)           Since December 31, 2008, the Corporation has filed all material reports, registrations and statements, together with any required amendments thereto, that it was required to file with the Securities and Exchange Commission (the "SEC") and any other applicable federal or state securities authorities. All such reports and statements filed with any such regulatory body or authority are collectively referred to herein as the "Corporation Reports." As of their respective dates, the Corporation Reports complied as to form in all material respects with all the rules and regulations promulgated by the SEC and any other applicable foreign, federal or state securities authorities, as the case may be.

                      (c)           Except as previously disclosed in writing to the Purchasers, since December 31, 2008, no change has occurred and no circumstances exist (including any changes, occurrences, circumstances or facts existing prior to December 31, 2008 but which become known on or after December 31, 2008) that is not disclosed in the Disclosure Materials (as defined below) which, individually or in the aggregate, has had, or would reasonably be expected to have, a Material Adverse Effect.

                      (d)           The Corporation has all permits, licenses, authorizations, orders and approvals of, and has made all filings, applications and registrations with, any governmental entities that are required in order to carry on its business as presently conducted and that are material to the business of the Corporation, except where the failure to have such permits, licenses, authorizations, orders and approvals or the failure to make such filings, applications and registrations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and all such permits, licenses, certificates of authority, orders and approvals are in full force and effect and, to the knowledge of the Corporation, no suspension or cancellation of any of them is threatened, and all such filings, applications and registrations are current.

                      (e)           Each of the following publicly filed documents is available via the EDGAR system to the Purchaser: (i) the Corporation's Annual Report on Form 10-K for the year ended June 30, 2009; (ii) the Corporation's Quarterly Reports on Form 10-Q for each of the quarters ended March 31, 2009, December 31, 2008 and September 30, 2008; (iii) the Corporation's proxy statement for its Annual Meeting of Stockholders held on February 12, 2009; and (iv) the Corporation's Current Reports on Form 8-K filed with the SEC since December 31, 2008, pursuant to the reporting requirements of the Securities and Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the "Exchange Act") (items (i) through (iv) collectively, the "Disclosure Materials"), which Disclosure Materials include, among other things, the Agreement and Plan of Merger by and between Patriot Capital Funding, Inc. and the Corporation, dated as of August 3, 2009, audited consolidated balance sheets of the Corporation as of June 30, 2009 and 2008 and the related consolidated statements of operations, changes in net assets and cash flow for each of the three years in the period ended June 30, 2009.  As of the date hereof, each of the documents comprising a part of the Disclosure Materials, when such documents are considered together as a whole, did not contain or will not contain any untrue statement of material fact or omitted to state or will not omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                      (f)           Based in part upon the representations and warranties of each Purchaser contained herein, the Corporation is not required by applicable law or regulation in connection with the offer, sale and delivery of the Shares to the Purchasers in the manner contemplated by this Agreement to register the Shares under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws.

                      (g)           The Corporation, (i) has been duly incorporated and is validly existing in good standing under the laws of its jurisdiction of incorporation, (ii) is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which its ownership or lease of property or the conduct of its businesses requires such qualification, except where the failure to be so qualified would not result in any material adverse change in the condition, financial or otherwise, or in the earnings or business affairs of the Corporation, or which would not materially and adversely affect the assets or properties of the Corporation, or which would not materially and adversely affect the ability of the Corporation to perform its obligations under the Transaction Documents (individually or in the aggregate, a "Material Adverse Effect," except that the mere filing of any action, claim, suit or order relating to any actual or threatened litigation involving the Corporation or any of its employees after the date of this Agreement (rather than the actual facts and circumstances underlying such action, claim, suit or order) shall not be deemed a Material Adverse Effect); and (iii) has all corporate power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is currently engaged.

                      (h)           All of the issued shares of capital stock of the Corporation have been duly and validly authorized and issued, are fully paid and non-assessable and no such shares were issued in violation of the preemptive or similar rights of any security holder of the Corporation. Except as disclosed in the Disclosure Materials, no person has any preemptive or similar statutory or contractual right to purchase any shares of capital stock of the Corporation.  Except as disclosed in the Disclosure Materials, there are no outstanding warrants, options or other rights to subscribe for or purchase any of the Corporation's capital stock and no restrictions upon the voting or transfer of any capital stock of the Corporation pursuant to the Corporation's charter or bylaws or any agreement or other instrument to which the Corporation is a party or by which the Corporation is bound.

                      (i)           The Shares have been duly authorized by the Corporation and, when issued and delivered by the Corporation against payment therefor in the manner contemplated by this Agreement, will be validly issued, fully paid and non-assessable, free from all taxes, liens and charges with respect to the issue thereof, and the issuance of the Shares will not obligate the Corporation to issue shares of capital stock to any person.

                      (j)           This Agreement and the Registration Rights Agreement have been duly authorized, executed and delivered by the Corporation and constitute a valid and legally binding agreement of the Corporation enforceable against the Corporation in accordance with their terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

                      (k)           The execution, delivery and performance of this Agreement and the Registration Rights Agreement, the issuance and sale of the Shares in the manner contemplated hereby, and the consummation of the Transactions, will not (i) conflict with or constitute a violation of, or default (with the passage of time or the delivery of notice) under, (A) any bond, debenture, note or other evidence of indebtedness, or any agreement, lease, franchise, license, permit, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Corporation is a party or by which it or its property is bound, where such conflict, violation or default would reasonably be expected to have a Material Adverse Effect, or (B) to the knowledge of the Corporation, any law, administrative regulation, ordinance or judgment, order or decree of any court or governmental agency, arbitration panel or authority binding upon the Corporation or any of its property, where such conflict, violation or default would reasonably be expected to have a Material Adverse Effect, or (ii) violate any of the provisions of the Articles of Amendment and Restatement, or Amended and Restated Bylaws, of the Corporation; and no consent, approval, authorization or order of, or filing or registration with any such person (including, without limitation, any such court or governmental agency or body) is required for the consummation of the Transactions by the Corporation, except such as may be required under state securities laws or Regulation D under the Securities Act, or required by The NASDAQ Stock Market ("NASDAQ").

                      (l)           The audited consolidated financial statements (including the related notes) included or incorporated in the Disclosure Materials present fairly, in all material respects, the financial condition and results of operations of the Corporation, at the dates and for the periods indicated, and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved.

                      (m)           Except as disclosed in the Disclosure Materials or as previously disclosed to the Purchasers, there is no action, suit or proceeding before or by any court or governmental agency or body or any labor dispute now pending or, to the knowledge of the Corporation, threatened against the Corporation, which would reasonably be expected to have a Material Adverse Effect.

                      (n)           No temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Transactions is in effect nor has any action been filed or is any proceeding pending that seeks any such event.

                      (o)           Except for payments made or to be made to the Corporation's placement agent, no broker's, finder's, investment banker's or similar fee or commission has been paid or will be payable by the Corporation with respect to, or for any services rendered to the Corporation ancillary to, the offer, issue and sale of the Shares contemplated by this Agreement.  Any such fee or commission shall be payable by the Corporation and not any of the Purchasers.

                      (p)           Except as set forth in the Disclosure Materials, the Corporation does not own or control, directly or indirectly, any "Significant Subsidiary" as defined in SEC Regulation S-X.

                      (q)           The Corporation has filed on a timely basis all material federal, state, local and foreign income and franchise tax returns required to be filed by it through the date hereof or had properly requested extension thereof and has paid all material taxes shown as due thereon, and any related material assessments, fines or penalties, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  The Corporation has made reasonably adequate charges, accruals and reserves in the applicable financial statements referred to in this Section 4.1(q) in respect of all federal, state, local and foreign income and franchise taxes for all periods as to which the tax liability of the Corporation has not been finally determined.  The Corporation has no knowledge of a material tax deficiency which has been or is reasonably likely to be asserted or threatened against it.

                      (r)           To its knowledge, the Corporation is in compliance with all applicable laws, rules, regulations, orders, decrees and judgments applicable to it, including, without limitation, the Investment Company Act of 1940, as amended, and the rules promulgated thereunder, all applicable local, state and federal environmental laws and regulations and the provisions of the Sarbanes-Oxley Act of 2002, as amended ("Sarbanes-Oxley Act") and the applicable federal and state banking laws, rules and regulations, together with the Sarbanes-Oxley Act, the "Applicable Laws"), except where failure to be so in compliance would not have a Material Adverse Effect.  The Corporation has not received any notice of purported or actual non-compliance with Applicable Laws, except to the extent it would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Corporation has not received any communication from any Governmental Authority threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization.

                      (s)           To its knowledge, the Corporation's Common Stock is in compliance with all the requirements of NASDAQ for continued listing of the Common Stock thereon.  Furthermore, the Corporation has taken no action designed to, or reasonably likely to have the effect of, terminate the registration of the Common Stock under the Exchange Act or de-listing the Common Stock from NASDAQ, nor has the Corporation received any notification that the SEC or NASDAQ is contemplating terminating such registration or listing.

       (t)           The Corporation maintains insurance (issued by insurers of recognized financial responsibility) of the types, against such losses and in the amounts, with such insurers and subject to deductibles and exclusions as are customary in the Corporation's industry and otherwise reasonably prudent, including, without limitation, insurance covering all real and personal property owned or leased by the Corporation against theft, damage, destruction, acts of vandalism and all other risks customarily insured against by similarly situated companies, all of which insurance is in full force and effect.

       (u)           The Corporation has satisfied the conditions for use of Form N-2 as set forth in the General Instructions to such Form.

                       (v)           The Corporation has not taken, directly or indirectly, any action designed to or that would constitute, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Corporation to facilitate the sale or resale of the Shares.

                      (w)           None of the Corporation, any of its affiliates, and any Person acting on its behalf, including the Corporation's placement agent has, directly or indirectly, made any offers or sales of the Shares or solicited any offers to buy the Shares, under circumstances that would require registration of the Shares under the Securities Act.  For the purposes of this Agreement, "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, business trust, joint stock corporation, trust or unincorporated organization or any government or agency or political subdivision thereof.

                    (x)           Except as disclosed in the Disclosure Materials or as is exempt from such disclosure under applicable SEC regulations, none of the officers, directors or employees of the Corporation is presently a party to any transaction with the Corporation (other than for ordinary course services as employees, officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director or employee or, to the knowledge of the Corporation, any corporation, partnership, trust or other entity in which any such officer, director, or employee has a substantial interest or is an officer, director, trustee or partner.

                    (y)           The Corporation shall use the proceeds from the sale of Shares for general corporate purposes.

                    (z)           Until the earlier of (i) thirty (30) days after the date hereof and (ii) the date on which the Mandatory Registration Statement (as defined in the Registration Rights Agreement) contemplated by the Registration Rights Agreement is declared effective by the Commission, the Corporation will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Corporation or any affiliate of the Corporation) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock or publicly announce an intention to effect any such transaction; provided, however, that the Corporation (1) may issue and sell, if applicable, securities pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Corporation in effect as of the date hereof; (2) may issue securities convertible into or exchangeable for Common Stock or (3) may issue securities of any kind in connection with asset acquisitions or mergers, at the market offerings or Corporation-originated direct issuances from the Corporation's registration statement filed with the Commission.  Notwithstanding the foregoing, if (x) during the period that begins on the date that is 15 calendar days plus three business days before the last day of the 30-day lock-up period and ends on the last day of the 30-day lock-up period, the Corporation issues an earnings release or material news or a material event relating to the Corporation occurs; or (y) prior to the expiration of the 30-day lock-up period, the Corporation announces that it will release earnings results during the 16-day period beginning on the last day of the 30-day lock-up period, then the 30-day lock-up period will be extended until the expiration of the date that is 15 calendar days plus three business days after the date on which the issuance of the earnings release or the material news or material event occurs.

           4.2           Representations and Warranties of the Purchasers. Each Purchaser severally and not jointly, represents and warrants to, and agrees with the Corporation that, as of the date hereof:

                      (a)           Such Purchaser has full power and authority to enter into this Agreement and this Agreement constitutes a valid and legally binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditor's rights generally, and general equitable principles (whether considered in a proceeding in equity or at law).

                      (b)           If the Purchaser is a corporation, partnership, limited liability company, trust, or other entity, it represents that: (i) it is duly organized, validly existing and in good standing in its jurisdiction of incorporation or organization and has all the requisite power and authority to purchase the Shares as provided herein, and (ii) such investment has been duly authorized by all necessary action on behalf of the Purchaser.

                      (c)           If the Purchaser is purchasing the Shares in a representative or fiduciary capacity, the representations and warranties contained herein (and in any other written statement or document delivered to the Corporation in connection herewith) shall be deemed to have been made on behalf of the person or persons for whom such Shares are being purchased.

                      (d)           Such Purchaser is purchasing the Shares for Purchaser's own account and not with a view to or for sale in connection with any distribution thereof in a transaction that would violate or cause a violation of the Securities Act or the securities laws of any state or any other applicable jurisdiction. The Purchaser has no present intention of selling the Shares, granting any participation interest in the Shares or otherwise distributing the Shares, in each case in violation of the Securities Act. If the Purchaser is an entity, the Purchaser has not been organized solely for the purpose of acquiring the Shares. Purchaser is not a broker dealer registered with the SEC under the Exchange Act or an entity engaged in a business that would require it to be so registered.

                      (e)           Such Purchaser is a "qualified institutional buyer" or an institutional "accredited investor" as defined in Rule 144A promulgated under the Securities Act (a "QIB") and understands and agrees that the offer and sale of the Shares to Purchasers hereunder have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration requirements based in part on the accuracy of the Purchaser's representations in this Section 4.2; provided however, in the event a Purchaser is not a QIB, each Purchaser (i) agrees that up to three (3) such non-qualified institutional buyer Purchasers may be large institutional accredited investors and (ii) and understands that the offer and sale of the Shares to such large institutional accredited investor Purchasers hereunder have not been registered under the Securities Act or any state securities law in reliance on the availability of an exemption from such registration requirements based in part on the accuracy of each Purchaser's representations in this Section 4.2

                      (f)           In the normal course of such Purchaser's business or affairs, Purchaser invests in or purchases securities similar to the Shares and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of purchasing the Shares. Purchaser has received and has carefully reviewed the Disclosure Materials and understands the information contained therein. Purchaser understands that the Disclosure Materials contain certain "forward-looking" information regarding the Corporation and its business, and that the Corporation's ability to predict results or the actual effect of future plans or strategies is inherently uncertain.  Purchaser has had access to such financial and other information concerning the Corporation as Purchaser deemed necessary or desirable in making a decision to purchase the Shares, including an opportunity to ask questions and receive answers from officers of the Corporation and to obtain additional information (to the extent the Corporation possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Purchaser or to which Purchaser had access.

                      (g)           Such Purchaser is not relying on the Corporation or any of its affiliates with respect to an analysis or consideration of the terms of or economic considerations relating to an investment in the Shares. In regard to such considerations and analysis, the Purchaser has relied on the advice of, or has consulted with, only his, her or its own advisors, other than those advisors of the undersigned affiliated with the Corporation or any of its affiliates or the Corporation's placement agent.

                      (h)           Such Purchaser acknowledges and is aware that there are substantial restrictions on the transferability of the Shares. Purchaser understands that the Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom. Furthermore, Purchaser acknowledges that each certificate evidencing the Shares purchased hereunder will bear a legend substantially to the effect set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Corporation, such Purchaser shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in the legend endorsed on such certificate:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE 1933 ACT IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

           Purchaser understands that except as provided in the Registration Rights Agreement, Purchaser has no right to require that the Shares be registered under the Securities Act.

           The legend set forth above shall be removed and the Corporation shall issue a certificate without such legend to the holder of the Shares upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company ("DTC"), if, unless otherwise required by state securities laws, (i) such Shares are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Corporation with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of the Shares may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Corporation with reasonable assurance that the Shares can be sold, assigned or transferred pursuant to Rule 144 of the Securities Act.  If the Corporation shall fail for any reason or for no reason to issue to the holder of the Shares within three (3) business days (after the occurrence of any of (i) through (iii) above, a certificate without such legend to the holder or to issue such Shares to such holder by electronic delivery at the applicable balance account at DTC, and if on or after such business day the holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the holder of such Shares that the holder anticipated receiving without legend from the Corporation (a "Buy-In"), then the Corporation shall, within three (3) business days after the holder's request and in the holder's discretion, either (i) pay cash to the holder in an amount equal to the holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Corporation's obligation to deliver such unlegended Shares shall terminate, or (ii) promptly honor its obligation to deliver to the holder such unlegended Shares as provided above and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the closing bid price on the date of exercise.

                             (i)           Each Purchaser represents and warrants that it is not required to obtain, prepare or file any authorization, approval, consent, filing or registration with any federal Governmental Authority in order to consummate the Transactions at the Closing Date.

                             (j)           Purchaser did not learn of the investment in the Shares by means of any formal general or public solicitation or general advertising or publicly disseminated advertisements or sales literature, including (i) any advertisement, articles, notices or other communication published in any newspaper, magazine or similar media, or broadcast over television or radio, or (ii) any seminar or meeting to which such Purchaser was invited by any of the foregoing means of communications.

                             (k)           Each Purchaser understands that the Shares are being offered and sold to it in reliance upon specific exemptions from the registration requirements of United States federal and state securities laws and that the Corporation is relying upon the truth and accuracy of, and such Purchaser's compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Purchasers set forth in this Section 4.2 in order to determine the availability of such exemption and the eligibility of the Purchaser to acquire the Shares.

(l)           Such Purchaser acknowledges and understands that its investment in the Shares involves a significant degree of risk, including, without limitation that (i) an investment in the Corporation is not without risk (and specific reference is made to the "Risk Factors" discussion included in "Risk Factors" of the Corporation's Prospectus Supplement, dated June 30, 2009, to the Prospectus, dated June 26, 2009) and (ii) in the event of a disposition of the Shares, the Purchaser could sustain the loss of its entire investment.

(m)           Except for such transactions as contemplated by the last sentence of this Section 4.2(m), neither such Purchaser, nor any affiliate, foreign or domestic, with whom such Purchaser has engaged in communications relating to the Transactions, has directly or indirectly, nor has any person acting on behalf of or pursuant to any understanding with the undersigned, engaged in any transactions in the securities of the Corporation (including, without limitation, any Short Sales (as defined below) involving the Corporation's securities) since the date that the undersigned was first contacted by the Corporation or the Corporation's placement agent or any person acting on their behalf regarding the investment in the Corporation contemplated by this Agreement, other than transactions by an affiliate of a Purchaser initiated solely by Persons to whom no communication with respect to the Transactions were made by such Purchaser or by any other Person associated with any such affiliate.  For purposes of this paragraph, "Short Sales" include, without limitation, all "short sales" as defined in Rule 200 of Regulation SHO adopted under the Exchange Act, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Corporation or the investment contemplated under this Agreement.  Each Purchaser covenants that neither it, nor any person acting on its behalf or pursuant to any understanding with it, will engage in any transactions in the securities of the Corporation (including Short Sales) prior to the time that the Transactions contemplated by this Agreement are publicly disclosed by the Corporation.

           5.           ADDITIONAL AGREEMENTS

           5.1           Availability of Information. The Corporation agrees to use its reasonable best efforts to timely file all periodic reports required under Sections 13(a), 15(d) and 14(a) of the Exchange Act and to maintain the listing of its Common Stock on the NASDAQ or other similar stock exchange following the Closing Date for so long as is required under Rule 144 for the sale of the Shares.

           5.2           Form D and Blue Sky.  The Corporation agrees to file a Form D with respect to the Shares as required under Regulation D and to provide a copy thereof to each Purchaser promptly after such filing.  The Corporation, on or before the Closing Date, shall take such action as the Corporation shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Shares for sale to the Purchasers at the Closing pursuant to this Agreement under applicable securities or "Blue Sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide evidence of any such action so taken to the Purchasers on or prior to the Closing Date.  The Corporation shall make all filings and reports relating to the offer and sale of the Shares required under applicable securities or "Blue Sky" laws of the states of the United States following the Closing Date.

           5.3           Regulatory Matters. Each of the Corporation and each Purchaser agrees to use commercially reasonable efforts to take all actions and to do all things necessary, proper or advisable to obtain any authorizations, consents, orders and approvals of all Governmental Authorities necessary for the Corporation to sell the Shares on the Closing Date on terms consistent with the terms set forth in this Agreement.

           5.4           Disclosure of Transactions and Other Material Information.  On or before 8:30 a.m., New York City time, on the business day immediately following the Closing, the Corporation shall file a Current Report on Form 8-K describing the terms of the transactions contemplated hereby in the form required by the Exchange Act and attaching this Agreement as an exhibit to such filing (including all attachments, the "8-K Filing").  From and after the filing of the 8-K Filing with the SEC, no Purchaser shall be in possession of any material, nonpublic information received from the Corporation, any of its Subsidiaries or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing.  The Corporation shall not, and shall cause each of its subsidiaries and its and each of their respective officers, directors, employees and agents, not to, provide any Purchaser with any material, nonpublic information regarding the Corporation or any of its subsidiaries from and after the filing of the 8-K Filing with the SEC without the express written consent of such Purchaser or as may be required under the terms hereof.  Subject to the foregoing, neither the Corporation, its subsidiaries nor any Purchaser shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, that the Corporation shall be entitled, without the prior approval of any Purchaser, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) each Purchaser shall be consulted by the Corporation in connection with any such press release or other public disclosure prior to its release).  Without the prior written consent of any applicable Purchaser, neither the Corporation nor any of its subsidiaries or affiliates shall disclose the name of such Purchaser in any filing, announcement, release or otherwise, unless such disclosure is required by law, regulation or the principal market or exchange in which the Common Stock of the Corporation is then trading.

           6.           MISCELLANEOUS

           6.1           Survival of Representations and Warranties. All statements contained in any officers' certificates delivered by or on behalf of the Corporation pursuant to this Agreement or in connection with the Transactions contemplated hereby will be deemed representations or warranties of the Corporation under this Agreement. All representations and warranties contained in this Agreement made by or on behalf of the Corporation or the Purchasers will survive the execution and delivery of this Agreement, any investigation at any time made by or on behalf of the Corporation or the Purchasers, and the sale and purchase of the Shares under this Agreement, and, except for representations and warranties set forth in Sections 4.1(g), (h), (i), (j) shall expire on the two year anniversary of the Closing Date and Section 4.2(b) and (i), shall expire on the later of (i) the six month anniversary of the Closing Date and (ii) the date on which the Mandatory Registration Statement (as defined in the Registration Rights Agreement) contemplated by the Registration Rights Agreement is declared effective by the Commission.

           6.2           Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities).  Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The Corporation shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the parties hereto as required by any applicable law.  A Purchaser may assign some or all of its rights hereunder without the consent of the Corporation, in which event such assignee shall be deemed to be a Purchaser hereunder with respect to such assigned rights.

           6.3           Notices. All written communications provided for herein are required to be sent by registered or certified mail, postage prepaid or recognized overnight delivery service (with charges prepaid) and (i) if to a Purchaser, addressed to such Purchaser at the address as specified for such communications in the signature page, or at such other address as such Purchaser may have specified to the Corporation in writing, and with a copy (for informational purposes only) to counsel for such Purchaser at the address specified for such communication in the signature page or at such other address as such Purchaser may have specified to the Corporation in writing, and (ii) if to the Corporation, addressed to it at:

Prospect Capital Corporation
10 East 40th Street, 44th Floor
New York, New York 10016
Attn:  Joseph A. Ferraro, Esq.

with a copy (for informational purposes only) to:

Skadden, Arps, Slate, Meagher & Flom LLP
Four Times Square
New York, New York 10036
Attn: Richard T. Prins, Esq.

or at such other address as the Corporation may have specified to the Purchasers in writing. Notices under this Section 6.3 shall be deemed given only when actually received.

6.4           Governing Law; Waiver of Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  EACH PARTY HERETO EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION RELATING HERETO OR THERETO.  EACH PARTY HERETO CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN NEW YORK COUNTY, CITY OF NEW YORK, NEW YORK, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN OR AMONG ANY OF THE PARTIES HERETO PERTAINING TO THIS AGREEMENT OR THE TRANSACTION UNDER CONSIDERATION, PROVIDED, THAT ANY SUCH DISPUTE MUST FIRST BE SUBMITTED TO BINDING ARBITRATION.

           6.5           Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

           6.6           Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

           6.7           Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.

           6.8           Expenses. Each Purchaser and the Corporation shall bear all expenses incurred by it in connection with the Agreement and the Transactions contemplated hereby.

           6.9           Construction. Each agreement contained herein shall be construed (absent express provision to the contrary) as being independent of each other agreement contained herein, so that compliance with any one agreement shall not (absent such an express contrary provision) be deemed to excuse compliance with any other agreement. Where any provision herein refers to action to be taken by any person or entity, or which such person or entity is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such person or entity.

          6.10           Entire Agreement; Amendments.  This Agreement supersedes all other prior oral or written agreements between the Purchasers, the Corporation, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Corporation nor any Purchaser makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the parties hereto in accordance with any applicable law.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.  No such amendment shall be effective to the extent that it applies to less than all of the holders of the Shares then outstanding.  No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Transaction Documents unless the same consideration also is offered to all of the parties to the Transaction Documents, including holders of the Shares.  Any repurchase of Shares by the Corporation from the Purchasers must be offered to all of the Purchasers (or their transferees, as applicable) on a pro rata basis.  The Corporation has not, directly or indirectly, made any agreements with any Purchasers relating to the terms or conditions of the transactions contemplated by the Transaction Documents except as set forth in the Transaction Documents.  Without limiting the foregoing, the Corporation confirms that, except as set forth in this Agreement, no Purchaser has made any commitment or promise or has any other obligation to provide any financing to the Corporation or otherwise.

           6.11           No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

           6.12           Indemnification.

(a)           In consideration of each Purchaser's execution and delivery of the Transaction Documents and acquiring the Shares thereunder and in addition to all of the Corporation's other obligations under the Transaction Documents, the Corporation shall defend, protect, indemnify and hold harmless each Purchaser and all of their stockholders, partners, members, officers, directors, employees, advisors and any of the foregoing Persons' agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the "Indemnitees") from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented attorneys' fees and disbursements (the "Indemnified Liabilities"), incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Corporation in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Corporation contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby or (c) any cause of action, suit or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Corporation) and arising out of or resulting from any misrepresentation or breach of any representation or warranty made by the Corporation in the Transaction Documents, or any covenant, agreement or obligation of the Corporation contained in the Transaction Documents, or any other certificate, instrument or document contemplated hereby or thereby.   To the extent that the foregoing undertaking by the Corporation may be unenforceable for any reason, the Corporation shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(b)           Promptly after receipt by an Indemnitee under this Section 6.12 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim for indemnification in respect thereof is to be made against any indemnifying party under this Section 6.12, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for such Indemnitee to be paid by the indemnifying party, if, in the reasonable opinion of counsel to the Indemnitee, the representation by such counsel of the Indemnitee and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnitee and  the indemnifying party.  Legal counsel referred to in the immediately preceding sentence shall be selected by the Purchasers holding at least a majority of the Shares issued and issuable hereunder that are subject to such action or proceeding.  The Indemnitee shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or Indemnified Liabilities by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnitee that relates to such action or Indemnified Liabilities.  The indemnifying party shall keep the Indemnitee fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto.  No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent.  No indemnifying party shall, without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld conditioned or delayed, consent to entry of any judgment or enter into any settlement or other compromise which (i) does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liabilities or litigation, (ii) requires any admission of wrongdoing by such Indemnitee, or (iii) obligates or requires an Indemnitee to take, or refrain from taking, any action.  Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made.  The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnitee under this Section 6.12, except to the extent that the indemnifying party is materially prejudiced in its ability to defend such action.

(c)           The indemnification required by this Section 6.12 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(d)           The indemnity agreements contained herein shall be in addition to (x) any cause of action or similar right of the Indemnitee against the indemnifying party or others, and (y) any liabilities the indemnifying party may be subject to pursuant to the law.

           6.13           No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

           6.14           Rescission and Withdrawal Right.  Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Transaction Documents, whenever any Purchaser exercises a right, election, demand or option under a Transaction Document and the Corporation does not timely perform its related obligations within the periods therein provided, then such Purchaser may rescind or withdraw, in its sole discretion from time to time upon written notice to the Corporation, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

           6.15           Payment Set Aside.  To the extent that the Corporation makes a payment or payments to the Purchasers hereunder or pursuant to any of the other Transaction Documents or the Purchasers enforce or exercise their rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Corporation, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

           6.16           Independent Nature of Purchasers' Obligations and Rights.  The obligations of each Purchaser under any Transaction Document are several and not joint with the obligations of any other Purchaser, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under any Transaction Document.  Nothing contained herein or in any other Transaction Document, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Corporation acknowledges that the Purchasers are not acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents.  Each Purchaser confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors.  Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.

[SIGNATURE PAGE FOLLOWS]

Execution Version

If the foregoing correctly sets forth the agreement between the Corporation and the Purchaser, please indicate your acceptance in the space provided for that purpose below.

Very truly yours,

PROSPECT CAPITAL CORPORATION

By:
Name: M. Grier Eliasek
Title: President & Chief Operating Officer

SIGNATURE PAGE

PURCHASER NAME:	No. of Shares to be Purchased:
__________________________________	_________________________
Price per Share $___________
Purchase Price:
$________________________
By:	Date: _____________________
           Name:    _______________________
           Title:      _______________________

Exact Name for Registration of Shares:
_______________________________

Registered Address:
_______________________________
_______________________________
_______________________________

Delivery Address:
_______________________________
_______________________________
_______________________________

Contact Person: __________________
      Telephone:   __________________
      Facsimile:     __________________
      Email:            __________________

Address of Counsel for Purposes of Section 6.3:
_______________________________
_______________________________
_______________________________

Contact Person:   __________________
Telephone:   __________________
Facsimile:      __________________

[Signature Page Follows]

Name of Beneficial Holder: ____________________________
DTC# (and any relevant sub-account):___________________

Tax ID No.: _______________________________________

Relationship between the Purchaser and the person or entity in whose name the Shares should be registered (if different): _________________________________________________________

Exhibit A

Form of Registration Rights Agreement

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